Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(18,960,774)
Realized Trading Gain (Loss) on Short-Term Investments	7,626
Unrealized Gain (Loss) on Market Value of Futures	914,424
Dividend Income	427
Interest Income	24,310
ETF Transaction Fees	5,250
Total Income (Loss)	$(18,008,737)

Expenses
General Partner Management Fees	$10,981
Professional Fees	3,823
Brokerage Commissions	7,552
Non-interested Directors' Fees and Expenses	284
Prepaid Insurance Expense	322
NYMEX License Fee	275
Total Expenses	23,237
Expense Waiver	(9,510)
Net Expenses	$13,727
Net Income (Loss)	$(18,022,464)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/20	$24,502,054
Additions (1,950,000 Shares)	24,046,840
Withdrawals (100,000 Shares)	(1,932,772)
Net Income (Loss)	(18,022,464)

Net Asset Value End of Month	$28,593,658
Net Asset Value Per Share (2,800,000 Shares)	$10.21

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596